Rackspace Hosting Reports First Quarter 2014 Results
SAN ANTONIO - May 12, 2014 - Rackspace® Hosting, Inc. (NYSE: RAX) announced financial results for the quarter ended March 31, 2014.
Net revenue for the first quarter of 2014 was $421 million, up 3.2% from the previous quarter and 16% from the first quarter of 2013. Net revenue for the first quarter of 2014 was positively impacted by currency exchange rates when compared to the previous quarter by $2.4 million and positively impacted when compared to the first quarter of 2013 by $6.6 million.
For the second quarter of 2014, the company is forecasting quarter-over-quarter sequential net revenue growth of 3% to 4.5%, resulting in net revenue in the range of $434 million to $440 million.
"Our first quarter revenue growth came in as expected and we expect growth to improve in the second quarter," said Graham Weston, Chairman and CEO. "We are encouraged by qualitative factors, including the thousands of new customers we added in the quarter, including one of the largest we've ever landed. We also added significant new workloads for existing customers including Alex and Ani, Appboy, Clarks Shoes, Under Armour and SunPower. Each of these customers values our managed cloud approach and chose us over providers of less expensive unmanaged infrastructure."
Total server count increased to 106,229, up from 103,886 servers at the end of the previous quarter.
Adjusted EBITDA(1) for the quarter was $140 million, a 5.8% increase compared to the fourth quarter of 2013. Adjusted EBITDA margin for the quarter was 33.2% compared to 32.4% in the previous quarter.
The company expects Adjusted EBITDA margin to be in the range of 32% to 34% in the second quarter of 2014.
Net income was $25 million for the quarter, up 22.3% from the previous quarter. Net income margin for the quarter was 6.0% compared to 5.1% for the previous quarter.
Cash flow from operating activities was $142 million for the first quarter of 2014. Capital expenditures were $101 million, including $61 million for purchases of customer gear, $11 million for data center build outs, $9 million for office build outs and $20 million for capitalized software and other projects.
Adjusted Free Cash Flow(1) for the quarter was $40 million. Return on Capital(1) was 11.4% in the first quarter, compared to 9.6% in the prior quarter. Average monthly revenue per server was $1,336, compared to $1,322 in the prior quarter.
At the end of the first quarter of 2014, cash and cash equivalents were $314 million, and interest-bearing debt including capital lease obligations totaled $53 million.
On a worldwide basis, Rackspace employed 5,743 Rackers as of March 31, 2014, up from 5,651 in the previous quarter.

Rackspace Business Highlights

•
Rackspace appointed Ryan Neading chief information officer. Neading will be responsible for the Rackspace billing systems, internal IT systems and tools, technology operations, operational metrics and interfacing with external suppliers and resource providers. Neading brings with him over a decade of leadership experience and specialization in the high tech industry. Prior to joining Rackspace, Neading served as the co-leader of eBay’s development site in Austin.

•
Rackspace launched its Digital Services Practice to provide digital marketing expertise. Rackspace Digital delivers expertise to help companies more effectively engage with customers via a website, portal/extranet, mobile app or online store. By working hand-in-hand with software platforms and system integrators, Rackspace Digital provides reliable, fully managed service to help ensure the customer’s brand is never compromised.

•
Rackspace ranked No. 26 on the Sunday Times "Top 100 Best Companies to Work for in London" list. This is the ninth consecutive year Rackspace has received this award. The Sunday Times recognized Rackspace for its attitude towards Racker training and personal development and reports that Rackspace employees love their jobs, have competitive salaries, and have opportunities for personal career development.

•
Rackspace, along with Digital Realty Trust, Inc., broke ground on a new 130,000 square foot data center facility located in Crawley, West Sussex. The 15 acre campus will eventually consist of four data suites with 10 MW of total capacity. The initial outlay, which provides 6 MW across two data suites, is due to be delivered in the first half of 2015.

•
Rackspace launched ObjectRocket, its NoSQL MongoDB Database-as-a-Service (DBaaS), in its UK data center. With the open source-based MongoDB solution, Rackspace will broaden its portfolio to offer European customers a NoSQL DBaaS for big data applications. This offering will be built upon hardware optimized specifically for MongoDB and will be easily accessed and integrated into existing systems. ObjectRocket is a sharded and fully managed MongoDB service built with a set of tools and APIs designed to maximize uptime and reduce administration time -- all supported by Rackspace Fanatical Support®.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada please dial 877-246-4118, from the United Kingdom please dial 0800-496-0445, and from Hong Kong please dial 800-900-872.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at http://ir.rackspace.com.

About Rackspace Hosting

Rackspace (NYSE: RAX) is a leader in managed cloud and founder of OpenStack®, the open-source operating system for the cloud. Hundreds of thousands of customers look to Rackspace to deliver the best-fit infrastructure for their IT needs, leveraging a product portfolio that allows workloads to run where they perform best -- whether on the public cloud, private cloud, dedicated servers, or a combination of platforms. The company's award-winning Fanatical Support® helps customers successfully architect, deploy and run their most critical applications. Headquartered in San Antonio, TX, Rackspace operates data centers on four continents. Rackspace is featured on Fortune's list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, and in Rackspace Hosting’s Form 10-Q for the quarter ended March 31, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2013	December 31, 2013	March 31, 2014
Net revenue	$362,200	$408,103	$421,047
Costs and expenses:
Cost of revenue (1)	113,610	133,821	140,417
Research and development (1)	18,375	24,849	25,192
Sales and marketing (1)	49,814	55,465	57,359
General and administrative (1)	67,477	79,128	71,150
Depreciation and amortization	70,111	87,683	87,805
Total costs and expenses	319,387	380,946	381,923
Income from operations	42,813	27,157	39,124
Other income (expense):
Interest expense	(940)	(656)	(495)
Interest and other income (expense)	199	405	265
Total other income (expense)	(741)	(251)	(230)
Income before income taxes	42,072	26,906	38,894
Income taxes	14,811	6,108	13,448
Net income	$27,261	$20,798	$25,446

Net income per share
Basic	$0.20	$0.15	$0.18
Diluted	$0.19	$0.14	$0.18

Weighted average number of shares outstanding
Basic	137,742	139,875	141,048
Diluted	143,177	144,024	143,815

(1)
As previously reported in the 10-Q filing for the three months ended March 31, 2013, certain reclassifications have been made to prior period amounts in order to conform to the current period's presentation. For more information, refer to our Form 10-Q for the quarter ended March 31, 2014.

Consolidated Balance Sheets

(In thousands)	December 31, 2013	March 31, 2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$259,733	$313,835
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,891 as of December 31, 2013 and $4,548 as of March 31, 2014	123,898	118,507
Deferred income taxes	12,637	11,592
Prepaid expenses	30,782	27,175
Other current assets	11,918	12,277
Total current assets	438,968	483,386

Property and equipment, net	890,776	925,136
Goodwill	81,084	81,084
Intangible assets, net	23,880	21,863
Other non-current assets	57,089	55,480
Total assets	$1,491,797	$1,566,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$122,047	$148,180
Accrued compensation and benefits	62,459	57,316
Income and other taxes payable	11,388	18,927
Current portion of deferred revenue	22,868	21,550
Current portion of capital lease obligations	37,885	31,462
Current portion of debt	1,861	1,888
Total current liabilities	258,508	279,323

Non-current liabilities:
Deferred revenue	3,662	2,935
Capital lease obligations	25,048	19,905
Finance lease obligations for assets under construction	—	17,604
Debt	124	71
Deferred income taxes	69,729	61,282
Deferred rent	43,046	45,377
Other liabilities	36,268	40,440
Total liabilities	436,385	466,937

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	141	142
Additional paid-in capital	636,660	652,994
Accumulated other comprehensive loss	(4,536)	(1,717)
Retained earnings	423,147	448,593
Total stockholders’ equity	1,055,412	1,100,012
Total liabilities and stockholders’ equity	$1,491,797	$1,566,949

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in thousands)	March 31, 2013	December 31, 2013	March 31, 2014
Cash Flows From Operating Activities
Net income	$27,261	$20,798	$25,446
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,111	87,683	87,805
Loss on disposal of equipment, net	240	100	228
Provision for bad debts and customer credits	1,060	655	1,813
Deferred income taxes	6,553	(12,407)	(10,119)
Deferred rent	3,965	2,279	2,256
Share-based compensation expense	12,183	17,188	12,732
Excess tax benefits from share-based compensation arrangements	(4,299)	(16,156)	(15,100)
Changes in certain assets and liabilities:
Accounts receivable	(6,268)	(10,344)	3,870
Prepaid expenses and other current assets	(5,637)	6,290	3,337
Accounts payable and accrued expenses	3,062	8,355	30,251
Deferred revenue	1,242	4,176	(2,110)
All other operating activities	4,320	901	1,250
Net cash provided by operating activities	113,793	109,518	141,659

Cash Flows From Investing Activities
Purchases of property and equipment	(105,541)	(126,723)	(84,953)
Acquisitions, net of cash acquired	(6,203)	(3,727)	—
All other investing activities	8	110	455
Net cash used in investing activities	(111,736)	(130,340)	(84,498)

Cash Flows From Financing Activities
Principal payments of capital leases	(18,938)	(14,652)	(12,586)
Principal payments of notes payable	(51)	(52)	(52)
Payments for deferred acquisition obligations	(1,179)	(57)	(57)
Receipt of Texas Enterprise Fund grant	—	—	5,500
Common shares withheld for employee withholding taxes	—	—	(13,620)
Proceeds from employee stock plans	1,714	8,971	2,122
Excess tax benefits from share-based compensation arrangements	4,299	16,156	15,100
Net cash provided by (used in) financing activities	(14,155)	10,366	(3,593)

Effect of exchange rate changes on cash and cash equivalents	(1,336)	194	534

Increase (decrease) in cash and cash equivalents	(13,434)	(10,262)	54,102

Cash and cash equivalents, beginning of period	292,061	269,995	259,733

Cash and cash equivalents, end of period	$278,627	$259,733	$313,835

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$19,858	$(4,116)	$15,741

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Growth
Dedicated cloud, net revenue	$271,311	$276,845	$280,215	$291,265	$299,689
Public cloud, net revenue	$90,889	$99,002	$108,421	$116,838	$121,358
Net revenue	$362,200	$375,847	$388,636	$408,103	$421,047
Revenue growth (year over year)	20.2%	17.8%	15.7%	15.6%	16.2%

Net upgrades (monthly average)	0.9%	1.5%	1.5%	1.1%	0.9%
Churn (monthly average)	-0.8%	-0.8%	-0.8%	-0.7%	-0.6%
Growth in installed base (monthly average) (2)	0.1%	0.7%	0.7%	0.4%	0.3%

Number of employees (Rackers) at period end	5,043	5,272	5,450	5,651	5,743
Number of servers deployed at period end	94,122	98,884	101,967	103,886	106,229
Average monthly revenue per server	$1,308	$1,298	$1,290	$1,322	$1,336

Profitability
Income from operations	$42,813	$35,404	$27,762	$27,157	$39,124
Depreciation and amortization	$70,111	$74,460	$80,753	$87,683	$87,805
Share-based compensation expense
Cost of revenue	$2,519	$2,735	$3,453	$3,877	$3,791
Research and development	$1,528	$1,813	$2,306	$2,521	$2,780
Sales and marketing	$1,658	$1,744	$2,149	$1,766	$2,091
General and administrative	$6,478	$7,023	$9,051	$9,024	$4,070
Total share-based compensation expense	$12,183	$13,315	$16,959	$17,188	$12,732
Adjusted EBITDA (1)	$125,107	$123,179	$125,474	$132,028	$139,661

Adjusted EBITDA margin	34.5%	32.8%	32.3%	32.4%	33.2%

Operating income margin	11.8%	9.4%	7.1%	6.7%	9.3%

Income from operations	$42,813	$35,404	$27,762	$27,157	$39,124
Effective tax rate	35.2%	34.7%	40.7%	22.7%	34.6%
Net operating profit after tax (NOPAT) (1)	$27,743	$23,119	$16,463	$20,992	$25,587
NOPAT margin	7.7%	6.2%	4.2%	5.1%	6.1%

Capital efficiency and returns
Interest bearing debt	$105,807	$88,434	$72,579	$64,918	$53,326
Stockholders' equity	$879,035	$933,897	$988,708	$1,055,412	$1,100,012
Less: Excess cash	$(235,163)	$(217,950)	$(223,359)	$(210,761)	$(263,309)
Capital base	$749,679	$804,381	$837,928	$909,569	$890,029
Average capital base	$734,493	$777,030	$821,155	$873,749	$899,799
Capital turnover (annualized)	1.97	1.93	1.89	1.87	1.87

Return on capital (annualized) (1)	15.1%	11.9%	8.0%	9.6%	11.4%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Capital expenditures
Cash purchases of property and equipment	$105,541	$119,836	$100,496	$126,723	$84,953
Non-cash purchases of property and equipment (3)	$19,858	$(13,311)	$17,062	$(4,116)	$15,741
Total capital expenditures	$125,399	$106,525	$117,558	$122,607	$100,694

Customer gear	$85,690	$73,022	$73,784	$65,291	$60,688
Data center build outs	$13,228	$10,085	$12,441	$22,524	$10,963
Office build outs	$7,860	$1,683	$6,700	$14,860	$9,212
Capitalized software and other projects	$18,621	$21,735	$24,633	$19,932	$19,831
Total capital expenditures	$125,399	$106,525	$117,558	$122,607	$100,694

Infrastructure capacity and utilization
Megawatts under contract at period end	59.4	59.6	60.0	60.0	58.1
Megawatts available for use at period end	38.8	44.4	46.9	46.9	45.3
Megawatts utilized at period end	24.7	26.0	27.0	27.4	28.1
Annualized net revenue per average Megawatt of power utilized	$59,499	$59,305	$58,662	$60,015	$60,691

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures below.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Net revenue	$362,200	$375,847	$388,636	$408,103	$421,047
Costs and expenses:
Cost of revenue	113,610	117,658	127,404	133,821	140,417
Research and development	18,375	23,216	23,773	24,849	25,192
Sales and marketing	49,814	52,269	50,869	55,465	57,359
General and administrative	67,477	72,840	78,075	79,128	71,150
Depreciation and amortization	70,111	74,460	80,753	87,683	87,805
Total costs and expenses	319,387	340,443	360,874	380,946	381,923
Income from operations	42,813	35,404	27,762	27,157	39,124
Other income (expense):
Interest expense	(940)	(833)	(689)	(656)	(495)
Interest and other income (expense)	199	(303)	440	405	265
Total other income (expense)	(741)	(1,136)	(249)	(251)	(230)
Income before income taxes	42,072	34,268	27,513	26,906	38,894
Income taxes	14,811	11,901	11,202	6,108	13,448
Net income	$27,261	$22,367	$16,311	$20,798	$25,446

	Three Months Ended
(Percent of net revenue)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	31.4%	31.3%	32.8%	32.8%	33.3%
Research and development	5.1%	6.2%	6.1%	6.1%	6.0%
Sales and marketing	13.8%	13.9%	13.1%	13.6%	13.6%
General and administrative	18.6%	19.4%	20.1%	19.4%	16.9%
Depreciation and amortization	19.4%	19.8%	20.8%	21.5%	20.9%
Total costs and expenses	88.2%	90.6%	92.9%	93.3%	90.7%
Income from operations	11.8%	9.4%	7.1%	6.7%	9.3%
Other income (expense):
Interest expense	(0.3)%	(0.2)%	(0.2)%	(0.2)%	(0.1)%
Interest and other income (expense)	0.1%	(0.1)%	0.1%	0.1%	0.1%
Total other income (expense)	(0.2)%	(0.3)%	(0.1)%	(0.1)%	(0.1)%
Income before income taxes	11.6%	9.1%	7.1%	6.6%	9.2%
Income taxes	4.1%	3.2%	2.9%	1.5%	3.2%
Net income	7.5%	6.0%	4.2%	5.1%	6.0%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Net revenue	$362,200	$375,847	$388,636	$408,103	$421,047

Income from operations	$42,813	$35,404	$27,762	$27,157	$39,124

Net income	$27,261	$22,367	$16,311	$20,798	$25,446
Plus: Income taxes	14,811	11,901	11,202	6,108	13,448
Plus: Total other (income) expense	741	1,136	249	251	230
Plus: Depreciation and amortization	70,111	74,460	80,753	87,683	87,805
Plus: Share-based compensation expense	12,183	13,315	16,959	17,188	12,732
Adjusted EBITDA	$125,107	$123,179	$125,474	$132,028	$139,661

Operating income margin	11.8%	9.4%	7.1%	6.7%	9.3%

Adjusted EBITDA margin	34.5%	32.8%	32.3%	32.4%	33.2%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – effective tax rate)

Average capital base = Average of (interest bearing debt + stockholders’ equity – excess cash) = Average of (total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, deferred rent and finance lease obligations for assets under construction); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Comprehensive Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Comprehensive Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014
Income from operations	$42,813	$35,404	$27,762	$27,157	$39,124
Effective tax rate	35.2%	34.7%	40.7%	22.7%	34.6%
Net operating profit after tax (NOPAT)	$27,743	$23,119	$16,463	$20,992	$25,587

Net income	$27,261	$22,367	$16,311	$20,798	$25,446

Total assets at period end	$1,348,350	$1,377,928	$1,451,769	$1,491,797	$1,566,949
Less: Excess cash	(235,163)	(217,950)	(223,359)	(210,761)	(263,309)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(197,686)	(178,552)	(213,268)	(195,894)	(224,423)
Less: Deferred revenue (current and non-current)	(21,811)	(22,636)	(22,211)	(26,530)	(24,485)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction	(144,011)	(154,409)	(155,003)	(149,043)	(164,703)
Capital base	$749,679	$804,381	$837,928	$909,569	$890,029

Average total assets	$1,321,951	$1,363,139	$1,414,849	$1,471,783	$1,529,373
Average capital base	$734,493	$777,030	$821,155	$873,749	$899,799

Return on assets (annualized)	8.2%	6.6%	4.6%	5.7%	6.7%
Return on capital (annualized)	15.1%	11.9%	8.0%	9.6%	11.4%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended	Three Months Ended
(In thousands)	March 31, 2013	March 31, 2014
Adjusted EBITDA	$125,107	$139,661
Non-cash deferred rent	3,965	2,256
Total capital expenditures	(125,399)	(100,694)
Cash payments for interest, net	(1,051)	(432)
Cash payments for income taxes, net	(3,839)	(886)
Adjusted free cash flow	$(1,217)	$39,905